Exhibit 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Jones Apparel Group, Inc.
New York, New York


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated February 5, 1999, except as to Note 18, which is as of March 2, 1999, relating to the consolidated financial statements and schedule of Jones Apparel Group, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                                     /s/ BDO Seidman, LLP

                                                     BDO Seidman, LLP

New York, New York
June 15, 1999